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Exhibit 5

RICHARD E. KNECHT
A PROFESSIONAL CORPORATION

EMAIL: rknecht@knechtlaw.com	Attorney at Law 1301 DOVE STREET, SUITE 900 NEWPORT BEACH, CALIFORNIA 92660 TELEPHONE: (949) 851-6130	TELECOPIER: (949) 851-1732

November 7, 2002

Network Printing Solutions, Inc.
801 International Parkway, 5th Floor
Lake Mary, Florida 32746

  Re:
  Registration Statement on Form SB-2

Gentlemen:

        At your request, I have examined Amendment No. 1 to the Registration Statement on Form SB-2/A (the "Registration Statement") which you are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of the common stock of Network Printing Solutions, Inc. (the "Securities"). I have also examined the proceedings heretofore taken by you in connection with the authorization and issuance of the Securities.

        Based on the foregoing, it is my opinion that the Securities will, upon issuance thereof in the manner described in the Registration Statement, be duly authorized, legally issued, fully paid and non-assessable.

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus which is a part thereof.

                      Very truly yours,

                      /s/ Richard E. Knecht

                      Richard E. Knecht

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  Exhibit 5